Exhibit 4.1

FORM CD-74-10M-10-79-152328

The Commonwealth of Massachusetts	FEDERAL IDENTIFICATION NO. 04-2776269
William Francis Galvin
Secretary of the Commonwealth
ONE ASHBURTON PLACE, BOSTON, MASS: 02108
RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Josef H. von Rickenbach	President, and
	William T. Sobo, Jr.	Clerk of

PAREXEL International Corporation

(Name of Corporation)

located at	195 West Street, Waltham, MA 02154

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on November 3, 1995, by vote of See Attachment 1

shares of		out of	shares outstanding,
(Class of Stock)

shares of		out of	shares outstanding, and
(Class of Stock)

shares of		out of	shares outstanding,
(Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

1.	The name by which the corporation shall be known is: -

PAREXEL International Corporation

2.	The purposes for which the corporation is formed are as follows: -

To provide clinical research and development services to the worldwide pharmaceutical, biotechnology and medical device industries, and to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Laws of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1⁄2 x 11 sheet of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred	None	5,000,000	$.01

Common	None	25,000,000	$.01

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See continuation sheet 4

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See continuation sheet 6

*	If there are no such provisions, state “None”.

ATTACHMENT 1

PAREXEL INTERNATIONAL CORPORATION

Shareholder Votes

4,887,980 shares of capital stock out of 4,939,507 shares outstanding

818,888 shares of common stock out of 843,658 shares outstanding

4,069,092 shares of preferred stock out of 4,095,849 shares outstanding

CONTINUATION SHEET 4

4. A description of the voting, dividend, liquidation and conversion rights of the different classes of the corporation’s stock is set forth below.

The shares of Common Stock, $.01 par value per share, authorized under these Restated Articles of Organization shall be designated the “Common Stock”. The shares of Preferred Stock authorized under these Restated Articles of Organization shall be designated the “Preferred Stock”.

A. Issuance of Preferred Stock in Series.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to in paragraph B below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

B. Authority to Establish Variations Between Series of Preferred Stock.

The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

(1) the distinctive designation of such series and the number of shares to constitute such series;

(2) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

(3) the right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

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(4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(6) the obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(7) voting rights, if any;

(8) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

(9) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

C. Statement of Voting Powers, Qualifications, Special or Relative Rights and Privileges in Respect of Shares of Common Stock.

After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph B above) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of said paragraph B), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

After distribution in full of the preferential amount (fixed in accordance with the provisions of said paragraph B) to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Except as may otherwise be required by law or the provision of these Articles, or by the Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

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CONTINUATION SHEET 6

6. Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

A. Board Directors.

1. Number, Election and Qualification. A Board of Directors shall be elected by the stockholders at the annual meeting. The number of directors shall be fixed by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to Section 3 of this Article), but shall be not less than three, except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director, and shall be not more than thirteen. Notwithstanding the foregoing provisions, at any time that the corporation has a class of equity securities registered under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), then:

(i) The number of directors shall be fixed only by vote of the Board of Directors.

(ii) The directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class (“Class I Directors”) to continue until the first annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; the term of office of those of the second class (“Class II Directors”) to continue until the second annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class (“Class III Directors”) to continue until the third annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

2. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the directors. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal.

3. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

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4. Tenure. Except as otherwise provided by law, these Restated Articles of Organization or the By-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. A director may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors; or (b) for cause by vote of a majority of the Directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

B. Liability of Directors.

The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. Indemnification.

1. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity against all expenses (including attorneys’ fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the

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corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation there of was approved by the Board of Directors of the corporation.

2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys’ fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as scon as practicable of any action, suit, proceeding or investigation involving his for which indemnify will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which case the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, preceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the

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payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

13 . Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

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D. Location of Stockholders’ Meetings.

Meetings of the stockholders of the corporation may be held anywhere in the United States.

E. Amendment of By-Laws.

The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

F. Issuance of Shares.

The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

G. Corporation As Partner.

The corporation may become a partner in any business.

H. Certain Actions by Majority Vote.

The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to the Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation’s property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors or by a vote of two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding).

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“We further certify that the foregoing restated articles of organization affect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 3 and 4

(*If there are no such amendments, state “None”.)

Briefly describe amendments in space below:

Article 2 has been amended to describe the business of the Corporation as it exists today.

Articles 3 and 4 have been amended to delete all references to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series C Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 28th day of November in the year 1995

President/Vice President
Josef H. Von Rickenbach
Clerk/Assistant Clerk
William T. Sobo, Jr.

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $500 having been paid, said articles are deemed to have been filed with me this 28th day of November , 1995

William Francis Galvin
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:	Heather M. Stone, Esq.
Testa, Hurwitz & Thibeault

High Street Tower, 125 High Street

Boston, MA 02110

Telephone	(617) 248-7000

Copy Mailed

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth Corporations Division One Ashburton Place, Boston, MA 02108-1512
ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 1568, Section 72	NO 04-2776269

We	Josef H. von Rickenbach	President/, and
	William T. Sobo, Jr.	Clerk/ of
PAREXEL International Corporation (EXACT Name of Corporation)

located at:	195 West Street, Waltham, MA 02154
(MASSACHUSETTS Address of Corporation)
do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3, 4 and 6 (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

Name Approved	of the Articles of Organization were duly adopted at a meeting held on Nov. 10 1995, by vote of:

SEE ATTACHMENT 1

shares of	out of	shares outstanding,
type, class & series, (if any)

shares of	out of	shares outstanding, and
type, class & series, (if any)

shares of	out of	shares outstanding,
type, class & series, (if any)

CROSS OUT INAPPLICABLE CAUSE
being at least a majority of the capital stock outstanding; at least a majority of the common stock outstanding, voting as a separate class; and at least a majority of all series of Preferred Stock outstanding, voting as a separate class.

[1] For amendments adopted pursuant to Chapter 156B, Section 70. [2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form it insufficient, additions shall be set forth on separate 8 1⁄2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:
PREFERRED:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	6,684,077	$.01
PREFERRED:	3,407,124	$.01

(See Attachment 2 for breakdown)

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
COMMON:
PREFERRED:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	25,000,000	$.01
PREFERRED:	8,407,124	$.01

(See Attachment 3 for breakdown)

ATTACHMENT 1

PAREXEL INTERNATIONAL CORPORATION

Shareholder Votes

4,915,186 shares of capital stock out of 4,939,507 shares outstanding

837,656 shares of common stock out of 843,658 shares outstanding

4,077,530 shares of preferred stock out of 4,095,849 shares outstanding

ATTACHMENT 2

PAREXEL INTERNATIONAL CORPORATION

Itemization of Authorized Shared of Preferred Stock

Type	Number of Shares	Par Value

Series A Convertible Preferred Stock	40,000	$.01

Series B Convertible Preferred Stock	95,000	$.01

Series C Convertible Preferred Stock	295,874	$.01

Series D Convertible Preferred Stock	473,400	$.01

Series E Convertible Preferred Stock	60,000	$.01

Series F Convertible Preferred Stock	819,000	$.01

Series G Convertible Non-Voting Preferred Stock	819,000	$.01

Series H Convertible Preferred Stock	145,000	$.01

Series I Convertible Preferred Stock	508,334	$.01

Series J Convertible Preferred Stock	151,516	$.01

Total Preferred Stock	3,407,124

ATTACHMENT 3

PAREXEL INTERNATIONAL CORPORATION

Itemization of Authorized Shared of Preferred Stock

Type	Number of Shares	Par Value

Series A Convertible	40,000	$.01

Series B Convertible Preferred Stock	95,000	$.01

Series C Convertible Preferred Stock	295,874	$.01

Series D Convertible Preferred Stock	473,400	$.01

Series E Convertible Preferred Stock	60,000	$.01

Series F Convertible Preferred Stock	819,000	$.01

Series G Convertible Non-Voting Preferred Stock	819,000	$.01

Series H Convertible Preferred Stock	145,000	$.01

Series I Convertible Preferred Stock	508,334	$.01

Series J Convertible Preferred Stock	151,516	$.01

Total Preferred Stock designated	3,407,124
Undesignated Stock	5,000,000

Total Preferred Stock	8,407,124

CONTINUATION SHEET 4

4. A description of the voting, dividend, liquidation and conversion rights of the different classes of the corporation’s stock is set forth below.

The shares of Common Stock, $.01 par value per share, authorized under these Restated Articles of Organization shall be designated the “Common Stock”. The shares of Preferred Stock authorized under these Restated Articles of Organization shall be designated the “Preferred Stock”.

A. ISSUANCE OF PREFERRED STOCK IN SERIES.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to in paragraph B below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

B. AUTHORITY TO ESTABLISH VARIATIONS BETWEEN SERIES OF PREFERRED STOCK.

The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

(1) the distinctive designation of such series and the number of shares to constitute such series;

(2) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

(3) the right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price terms and manner of such redemption;

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(4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(6) the obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(7) voting rights, if any;

(8) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

(9) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

C. STATEMENT OF VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS AND PRIVILEGES IN RESPECT OF SHARES OF PREFERRED STOCK.

A.	Voting Rights

(i) Except as otherwise provided in subparagraph (ii) of this paragraph A, the Common Stock and the Voting Preferred Stock shall vote together as one class, with the holder of each share of Common Stock being entitled to one vote in respect of such share of Common Stock and the holder of each share of Voting Preferred Stock being entitled to the number of votes equal to the greatest whole number of shares of Common Stock into which such share of Voting Preferred Stock could then be converted, in each case at the relevant record date for the determination of stockholders entitled to vote or, if no such record date is established, at the date such vote is taken or any action is taken by unanimous written consent of stockholders. Except as otherwise required by law or subparagraph (ii) of this paragraph A, the Series G Preferred Stock shall not be entitled to vote on any matters to be voted upon by the stockholders of the corporation.

(ii) So long as there are at least 525,520 shares of Common Stock issuable upon the conversion of outstanding shares of Senior Preferred Stock (such number to be appropriately adjusted in the event of stock splits, stock dividends and the like), no merger, consolidation, sale of all or substantially all of the assets of the corporation or amendment of the articles of

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organization adversely affecting, as defined in Section 77 of the Massachusetts Business Corporation Law, as amended through March 31,1992, the voting, dividend, liquidation, redemption or conversion rights of the Senior Preferred Stock or creating any class or series of capital stock having dividend, liquidation or redemption rights equal or superior to the Senior Preferred Stock shall be valid or effective without the previous affirmative authorization by vote of the record holders of at least 55% of the outstanding shares of each of (i) the Series A Preferred Stock and Series B Preferred Stock, acting together as a single class, and (ii) the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series I Preferred Stock and Series J Preferred Stock acting together as a single class. In the event that a separate vote of any series of the Senior Preferred Stock is required by law, such vote must be approved by the holders of at least 55% of the outstanding shares of such series of the Senior Preferred Stock. In addition to the foregoing, so long as there are at least 333,333 shares of Common Stock issuable upon the conversion of outstanding shares of Series I Preferred Stock (such number to be appropriately adjusted in the event of stock splits, stock dividends and the like), no merger, consolidation, or sale of all or substantially all of the assets of the corporation consummated prior to March 31, 1993 shall be valid or effective without the previous affirmative authorization by vote of the record holders of at least 55% of the outstanding shares of the Series I Preferred Stock, voting separately, if the sum of (a) the cash consideration together with the fair market value of the consideration represented by freely tradeable securities payable with respect to a share of Series I Preferred Stock in connection therewith plus (b) all cash dividends and other cash distributions paid on a share of Series I Preferred Stock on or before the consummation of such merger, consolidation or sale of assets is less than the sum of (c) $15.00 (appropriately adjusted for stock splits, stock dividends and the like affecting the number of shares of outstanding Series I Preferred Stock) plus (d) an amount accruing at a rate of 30% per annum on $15.00 (appropriately adjusted for stock splits, stock dividends and the like affecting the number of shares of outstanding Series I Preferred Stock) from April 1, 1992 through the date of the consummation of such merger, consolidation or sale of assets. For the purposes of the preceding sentence, a security shall be deemed to be “freely tradeable” if (i) such security could be immediately sold by the holders of Series I Preferred Stock to the general public without the necessity of any Federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act of 1933, as amended), and (ii) such security is either listed on a national or regional securities exchange or carried on the NASDAQ system and market quotations are readily available for such securities.

(iii) Except as otherwise required by law or subparagraph (ii) of this paragraph A, all matters to be voted upon by the stockholders of the corporation may be approved by the affirmative vote of the record holders of a majority of the outstanding shares of stock entitled to vote thereon, determined in accordance with subparagraph (i) of this paragraph A.

B.	Dividend Rights

(i) The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive cumulative cash dividends as hereinafter described, out of funds legally available therefor. Dividends on each outstanding share of the Series A Preferred Stock will accrue cumulatively on a daily basis commencing on June 19, 1987 at the rate of $1.35 per

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share of Series A Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the number of outstanding shares of Series A Preferred Stock) per annum, and dividends on each share of Series B Preferred Stock will accrue cumulatively on a daily basis commencing on the date such share shall have been issued by the corporation, at the rate of $2.40 per share of Series B Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the number of shares of Series B Preferred Stock) per annum. Subject to the foregoing, such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. Dividends will be payable at the discretion of the board of directors commencing on July 1, 1988, with respect to all dividends then accrued, and will be payable in arrears thereafter at the discretion of the board of directors on the first day of each January , April, July and October commencing on October 1, 1988. Dividends on each share shall accrue from the date first specified above, regardless of the number of times any share is transferred on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

(ii) Prior to March 31, 1993 and in connection with a merger, consolidation or sale of all or substantially all of the assets of the corporation or an IPO (as defined in paragraph D(ii) below), the corporation may pay to the holders of Series I Preferred Stock, out of funds legally available therefor, when and if declared by the board of directors of the corporation, a cash dividend on the Series I Preferred Stock in an amount per share not exceeding an amount determined by subtracting (a) the cash consideration together with the fair market value of the consideration represented by freely tradeable securities (as described in paragraph A(ii)) payable with respect to a share of Series I Preferred Stock in connection with such merger, consolidation or asset sale, or the per share selling price to the public in such IPO, as the case may be, from (b) the sum of $15.00 (appropriately adjusted for stock splits, stock dividends and the like affecting the number of shares of outstanding Series I Preferred Stock) and an amount accruing at a rate of 30% per annum on $15.00 (appropriately adjusted for stock splits, stock dividends and the like affecting the number of shares of outstanding Series I Preferred Stock) through the date of consummation of such merger, consolidation or asset sale or the date of closing of such IPO, as the case may be,

(iii) So long as shares of Preferred Stock shall be outstanding, no dividends or distributions (other than dividends payable in shares of Common Stock), whether in partial liquidation, as capital distributions or otherwise, shall be paid to the holders of shares of the Common Stock, except out of the net earnings of the corporation and except to the extent reflected in its earned surplus as reflected on its books for financial accounting purposes. No dividends shall be payable on the Common Stock until all accrued dividends on the Series A Preferred Stock and Series B Preferred Stock shall have been paid. This subparagraph B(iii) shall not apply to repurchases by the corporation of its securities from officers, directors or employees pursuant to agreements approved by the compensation committee of the board of directors providing for such repurchases.

(iv) Except for payment of the dividends provided for in subparagraphs (i) and (ii) above, the holder s of shares of Preferred Stock shall not be entitled to receive any dividends or

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distributions except in accordance with this subparagraph (iv). After payment of the dividends provided in subparagraph (i) above, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall participate equally, share for share, in all additional dividends and distributions (except as provided in paragraph C) on the outstanding shares of Common Stock, if and when declared by the board of directors, except that the holder of each share of Preferred Stock shall be entitled to receive dividends and distributions in the amount payable in respect of the greatest number of whole shares of Common Stock into which such Preferred Stock is then convertible. Notwithstanding the foregoing, no dividends payable in shares of Common Stock shall be paid to holders of Preferred Stock.

C.	Liquidation Preference; Merger and Consolidation

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up (each of which is hereinafter referred to as a “Liquidation”) of the corporation, then, before any distribution or payment shall be made to or set apart for the holders of the Series E Preferred Stock, Series H Preferred Stock or the Common Stock, the holder of each share of the Series A Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $16.90 per share of Series A Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series A Preferred Stock), plus all accrued or declared but unpaid dividends thereon, the holder of each share of the Series B Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $30.00 per share of Series B Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series B Preferred Stock), plus all accrued or declared but unpaid dividends thereon, the holder of each share of Series C Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $4.00 per share of Series C Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series C Preferred Stock), plus all declared but unpaid dividends thereon, the holder of each share of Series D Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $5.00 per share of Series D Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series D Preferred Stock), plus all declared but unpaid dividends thereon, the holder of each share of Series F Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $10.00 per share of Series F Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series F Preferred Stock), plus all declared but unpaid dividends thereon, the holder of each share of Series G Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $10.00 per share of Series G Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series G Preferred Stock), plus all declared but unpaid dividends thereon, the holder of each share of Series I Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $15.00 per share of Series I Preferred Stock (appropriately adjusted for stock splits, dividend and the like affecting the outstanding number of shares of Series 1 Preferred Stock), plus all declared but unpaid dividends thereon, and the holder of each share of Series J

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Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $16.50 per share of Series J Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series J Preferred Stock), plus all declared but unpaid dividends thereon.

If upon such Liquidation the assets of the corporation available for distribution to the holders of Senior Preferred Stock shall not be sufficient to make in full payment required to be made to such holders pursuant to the first sentence of this subparagraph (i), the holders of the Senior Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After payment in full to the holders of the Senior Preferred Stock of the amount set forth above then, before any distribution or payment shall be made to or set apart for the holders of the Common Stock, the holder of each share of Series E Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $8.33 per share of Series E Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series E Preferred Stock), plus all declared but unpaid dividends thereon, and the holder of each share of Series H Preferred Stock shall be entitled to receive from the assets of the corporation an amount equal to $10.00 per share of Series H Preferred Stock (appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series H Preferred Stock), plus all declared but unpaid dividends thereon. If upon such Liquidation, the assets of the corporation available for distribution to the holders of Junior Preferred Stock shall not be sufficient to make in full payment required to be made to such holders pursuant to the preceding sentence, the holders of the Junior Preferred Stock shall share ratably in any distribution of the assets remaining after the distribution in full to the holders of the Senior Preferred Stock on a pro rata basis. Any assets of the corporation remaining after such payment to the holders of the Preferred Stock shall be distributed pro rata to the holders of the Common Stock.

(ii) In the event of any merger, consolidation or sale of substantially all of the assets of the corporation prior to an IPO (as hereinafter defined), each holder of the Senior Preferred Stock shall be entitled, at his option, to require that the corporation repurchase all or a part of his shares of Senior Preferred Stock, as herein provided. The corporation shall notify each holder of Senior Preferred Stock in writing within thirty days prior to me effective date of any such merger, consolidation or sale of the identity of the other entity into which or with which the corporation is proposed to be merged or consolidated or to which its assets will be sold, and the proposed terms and conditions of the merger, consolidation or sale. Each holder shall have the right, by written notice given at any time within fifteen days after receipt of the notice described in the immediately preceding sentence, to elect to have its Senior Preferred Stock repurchased, in which event the corporation will, upon the consummation of such merger or consolidation, repurchase (out of funds legally available therefor, with any unpaid balance to be paid as soon as funds become legally available) all of the shares of Senior Preferred Stock then issued, outstanding and held of record by such holder of Senior Preferred Stock. The purchase price per share to be paid by the corporation upon the repurchase of such shares of Senior Preferred Stock shall be equal to the liquidation preference which would have been payable to such holder pursuant to subparagraph (i) (assuming that the corporation had no other indebtedness and had sufficient assets to pay the liquidation preference in full) had the corporation been liquidated on the date of repurchase.

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D.	Conversation Rights

The rights and obligations of the holders of the Preferred Stock to convert such shares into Common Stock of the corporation, and the rights and obligations of the holders of the Series F Preferred Stock and Series G Preferred Stock to convert such shares into Series G Preferred Stock or Series F Preferred Stock, respectively, shall be as follows:

(i) Subject to the last sentence of this subparagraph (i) of this paragraph D in the case of shares of Series G Preferred Stock, each issued and outstanding share of Preferred Stock shall be convertible at the option of the holder thereof, at any time, at the office of the corporation, into such number of fully paid and nonassessable shares of Common Stock of the corporation as is determined (a) for the Series A Preferred Stock by dividing $16.90 by the Series A Conversion Price then in effect, (b) for the Series B Preferred Stock by dividing $30.00 by the Series B Conversion Price then in effect, (c) for the Series C Preferred Stock by dividing $4.00 by the Series C Conversion Price then in effect, (d) for the Series D Preferred Stock by dividing $5.00 by the Series D Conversion Price then in effect, (e) for the Series E Preferred Stock by dividing $8.33 by the Series E Conversion Price then in effect, (f) for the Series F Preferred Stock by dividing $10.00 by the Series F Conversion Price then in effect, (g) for the Series G Preferred Stock by dividing $10.00 by the Series G Conversion Price then in effect, (h) for the Series H Preferred Stock by dividing $10.00 by the Series H Conversion Price then in effect, (i) for the Series I Preferred Stock by dividing $15.00 by the Series I Conversion Price then in effect and (j) for the Series J Preferred Stock by dividing $16.50 by the Series J Conversion Price then in effect. The initial Series A Conversion Price shall be $.845, the initial Series B Conversion Price shall be $1.50, the initial Series C Conversion Price shall be $4.00, the initial Series D Conversion Price shall be $5.00, the initial Series E Conversion Price shall be $8.33, the initial Series F Conversion Price shall be $10.00, the initial Series G Conversion Price shall be $10.00, the initial Series H Conversion Price shall be $10.00, the initial Series I Conversion Price shall be $15.00 and the initial Series J Conversion Price shall be $16.50 (the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series & Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price and the Series J Conversion Price shall be collectively referred to as the “Conversion Prices”). The Conversion Prices shall be subject to adjustment as provided in subparagraph (v) of this paragraph D. Notwithstanding the foregoing, each issued and outstanding share of Series G Preferred Stock shall be convertible at the option of the holder thereof into shares of Common Stock of the corporation pursuant to this subparagraph (i) of this paragraph D only if, in the opinion of legal counsel to such holder, such conversion will not result in a violation by such holder of the Bank Holding Company Act of 1956, as amended, and the regulations thereunder.

(ii) All of the issued and outstanding Preferred Stock shall be deemed to be converted automatically and without any action on the part of the corporation into fully paid and nonassessable shares of Common Stock, at the rate set forth in subparagraph (i) above, upon the

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closing of a public offering of the Common Stock of the corporation registered under the Securities Act of 1933, as amended, provided such offering yields aggregate gross proceeds to the corporation of at least $15,000,000 and the per share selling price to the public of the offered Common Stock is greater than $10.00 appropriately adjusted for stock splits, stock dividends, combinations and the like (or such lesser price as may be approved in writing by the holders of Preferred Stock representing at least two-thirds of the shares of Common Stock issuable upon the conversion of the then-outstanding shares of Preferred Stock) (an “IPO”); provided, that, in connection with any IPO closing prior to March 31, 1993, no such automatic conversion shall be effective with respect to the Series I Preferred Stock unless the sum of (a) the per share selling price to the public in such IPO plus (b) all cash dividends and other cash distributions paid on a share of Series I Preferred Stock on or before the closing of such IPO is equal to or greater than $15.00 plus an amount accruing at a rate of 30% per annum on $15.00 from April 1, 1992 through the date of such closing (appropriately adjusted for stock splits, stock dividends, combinations and the like). For purposes of the preceding sentence the aggregate gross proceeds of an offering shall be determined by multiplying the number of shares sold by the corporation in such offering by the offering price to the public (or the actual sale price to the public, if different from such offering price).

(iii) Upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, the corporation shall pay to the holder thereof out of funds legally available therefor all accrued but unpaid dividends on the shares of Preferred Stock which are being converced; provided, however, that the failure to pay such dividends because of the absence of funds legally available therefor shall not be deemed to affect in any way the validity of any such conversion of shares of Preferred Stock into Common Stock; and provided further, that any unpaid dividends shall remain a claim against the corporation and shall be paid with interest on the accrued but unpaid balance at the rate of 10% per annum at such time or times when the corporation has sufficient funds legally available to pay all or part of such balance.

(iv) Before any holder of issued and outstanding shares of Preferred Stock shall be entitled pursuant to subparagraph (i) above to convert the same into shares of Common Stock, and before any holder of issued and outstanding shares of Series G Preferred Stock or Series F Preferred Stock shall be entitled pursuant to subparagraph (vii) below to convert the same into shares of Series F Preferred Stock or Series G Preferred Stock, as applicable, he shall surrender the certificate or certificates therefor at the office of the corporation, and shall give written notice to the corporation at said office of the number of shares of and the series of Preferred Stock that he elects to convert and shall state in such notice the name or names (his own and/or one or more nominees) in which he wishes the certificate or certificates for shares of Common Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, to be registered. The corporation will, as soon as practicable thereafter, issue and deliver at said office to the person for whose account such surrender of the shares of Preferred Stock was made or to his nominee or nominees certificates for the number of full shares of Common Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, to which he shall be entitled as aforesaid together with the cash payment to be made in respect of any fraction of a share as herein provided. Such conversion shall be deemed to have been made as of the close of business on the later of the date of such surrendered of the shares of Preferred Stock to be converted or the date of the giving of the

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aforesaid notice, and the person or persons entitled to receive the shares of Common Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, on said date. In the event of any conversion of shares of Preferred Stock pursuant to subparagraph (ii) above, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the date of the closing therein described.

(v) The Conversion Prices shall be adjusted as set forth in this subparagraph.

(a) For purposes of this subparagraph, the following definitions shall apply:

(v) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(w) “Original Issue Date” shall mean June 8, 1989.

(x) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(y) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subparagraph (v)(c) deemed to be issued) by the corporation after the Original Issue Date, other than an Excluded Issuance.

(z) “Excluded Issuance” shall mean all Options, Convertible Securities and shares of Common Stock issued after the Original Issue Date:

(A) upon conversion of shares of Preferred Stock or upon exercise of warrants to purchase shares of Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series J Preferred Stock;

or

(B) (i) to an officer, director or employee of, or consultant to, the corporation pursuant to bona fide compensation or incentive plans or arrangements, in all cases with the recommendation of the compensation committee of the board of directors and the approval of the board of directors, or (ii) in connection with the acquisition by the corporation of all or substantially all of the assets of any other corporation or other entity or all of the outstanding equity securities of any other corporation or other entity, including without limitation by way of merger or consolidation, in an aggregate amount (counting issuances under both clauses (i) and (ii)) not to exceed 1,937,633 shares of Common Stock or such greater number of shares as may be approved in writing from time to time to the holders of at least 70% of the then-outstanding shares of Preferred

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Stock of the corporation; provided, that, such number shall be adjusted appropriately for any stock splits, stock dividends, combinations or the like; provided further, that, the number of shares of Common Stock repurchased by the corporation pursuant to a stock repurchase agreement or similar arrangement recommended by the compensation committee of the board of directors and approved by the board of directors (other than repurchases occasioned by failure to meet performance milestones specified therein) and rights to purchase shares of Common Stock which have expired prior to exercise, shall be added back to such number of shares.

(b) No adjustment in any Conversion Price shall be made with respect to the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than such Conversion Price in effect on the date of, and immediately prior to, such issue. In no event shall any adjustment be made in any Conversion Price as a result of any Excluded Issuance.

(c) In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, other than an Excluded Issuance, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, other than an Excluded Issuance, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued for the purpose of adjusting any Conversion Price unless the consideration per share (determined pursuant to subparagraph (e) hereof) of such Additional Shares of Common Stock would be less than such Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(v) No further adjustment in any Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(w) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as such change affects such Options or the rights of conversion or exchange under such Convertible Securities;

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(x) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities the only Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to subparagraph (e)) upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(y) No readjustment pursuant to subparagraph (c)(w) or (x) as a result of increase in consideration or decrease in number of shares or the expiration of any Options or rights of conversion or exchange shall have the effect of increasing the Conversion Price for any Series to an amount which exceeds the Conversion Price that would have obtained for such Series if no adjustment or readjustment had ever been made in respect of the Options or Convertible Securities in question; and

(z) In the event the corporation at any time or from time to time after any Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(A) Dividends. In the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

(B) Subdivisions. In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

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(d) In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (c)), other than an Excluded Issuance, without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock (whether or not any shares of such series of Preferred Stock are outstanding on the date of such issue) in effect on the date of and immediately prior to such issue (other than the Conversion Price for the Series E Preferred Stock or Series H Preferred Stock, except in connection with a stock dividend or stock subdivision as contemplated in subparagraph (c)(z) above), then and in such event, such Conversion Price (other than the Conversion Price for the Series E Preferred Stock or Series H Preferred Stock, except in connection with a stock dividend or stock subdivision as contemplated in subparagraph (c)(z) above) shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined as follows. If a reduction is to be made in the Series A, Series B, Series C, Series D, Series F, Series G, Series I or Series J Conversion Price (other than in connection with a stock dividend or stock subdivision as contemplated in subparagraph (c)(z) above), and the consideration per share for such Additional Shares of Common Stock is (i) less than the Conversion Price of any such series of Preferred Stock in effect on the date of and immediately prior to such issue and (ii) greater than or equal to $14.00, then such reduction shall be made by reducing such Conversion Price to the consideration per share for such Additional Shares of Common Stock. Otherwise, if a reduction is to be made in the Series A, Series B, Series C, Series D, Series F, Series G, Series I or Series J Conversion Price (other than in connection with a stock dividend or stock subdivision as contemplated in subparagraph (c)(z) above), and the consideration per share for such Additional Shares of Common Stock is (I) less than the Conversion Price of any such series of Preferred Stock in effect on the date of and immediately prior to such issue and (II) less than $14.00, then such reduction shall be made by multiplying the lesser of (i) such Conversion Price or (ii) $14.00 by a fraction, (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (ii) the number of shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock immediately prior to such issuance, plus (iii) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the lesser of (A) such Conversion Price in effect immediately prior to such issuance or (B) $14.00, and (y) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (ii) the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Preferred Stock immediately prior to such issuance, plus (iii) the number of such Additional Shares or Common Stock so issued. No reduction is to be made in the Series E or Series H Conversion Price pursuant to this subparagraph (d) other than in connection with a stock dividend or stock subdivision as contemplated in subparagraph (c)(z) above, in which case such reduction, and a reduction in the in the Series A, Series B, Series C, Series D, Series F, Series G, Series I and Series J Conversion Prices, shall be made by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding

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immediately prior to such issuance, and (y) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (ii) the number of such Additional Shares of Common Stock, so issued.

Notwithstanding the foregoing, no Conversion Price shall be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(e) For purposes of subparagraph (d), the consideration received by the corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(x) Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued, together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(y) The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (c), relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities by;

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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(z) Any Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (c)(z), relating to stock dividends and stock subdivisions, shall be deemed to have been issued for no consideration.

(f) In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, or changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Conversion Prices in effect immediately prior to such combination, consolidation or change shall, concurrently with the effectiveness of such combination, consolidation or change, be appropriately adjusted, provided that this subparagraph (f) shall not be construed to require further adjustment on account of stock dividends, splits and the like, the adjustment for which is provided elsewhere in this subparagraph (v).

(vi) Upon each adjustment referred to in subparagraph (v) of this paragraph D, the corporation shall forthwith give written notice thereof to the holders of shares of Preferred Stock affected by such adjustment in the form of a certificate executed by its president or treasurer, stating the new number of shares so receivable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(vii) In addition to the rights and obligations of the holders of the Series G Preferred Stock to convert such shares into Common Stock of the corporation as aforesaid, the rights and obligations of the holders of the Series G Preferred Stock to convert such shares into Series F Preferred Stock shall be as follows. Each issued and outstanding share of Series G Preferred Stock shall be convertible at the option of the holder thereof, at any time, into one (1) fully paid and nonassessable share of Series F Preferred Stock (such conversion rate to be appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series F Preferred Stock or Series G Preferred Stock) if, in the opinion of legal counsel to the holder of such share, such conversion will not result in a violation by such holder of the Bank Holding Company Act of 1956, as amended, and the regulation thereunder. In addition to the rights and obligations of the holders of the Series F Preferred Stock to convert such shares into Common Stock of the corporation as aforesaid, the rights and obligations of the holders of the Series F Preferred Stock to convert such shares into Series G Preferred Stock shall be as follows. Each issued and outstanding share of Series F Preferred Stock shall be convertible at the option of the holder thereof, at any time, into one (1) fully paid and nonassessable share of Series G Preferred Stock (such conversion rate to be appropriately adjusted for stock splits, dividends and the like affecting the outstanding number of shares of Series F Preferred Stock or Series G Preferred Stock) if, in the opinion of legal counsel to the holder of such share, such conversion is necessary in order for such holder to comply with the Bank Holding Company Act of 1956, as amended, and the regulations thereunder.

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(viii) The shares of Common Stock issued by the corporation from time to time upon the conversion of any shares of Preferred Stock, the shares of Series F Preferred Stock issued by the corporation from time to time upon the conversion of any shares of Series G Preferred Stock into shares of Series F Preferred Stock, and the shares of Series G Preferred Stock issued by the corporation from time to time upon the conversion of any shares of Series F Preferred Stock into shares of Series G Preferred Stock, shall be deemed fully paid and not liable to any further call or assessment thereon.

(ix) All shares of Preferred Stock so converted into shares of Common Stock shall be retired and shall not be reissued. All shares of Series F Preferred Stock or Series G Preferred Stock so converted into shares of Series G Preferred Stock or Series F Preferred Stock, as applicable, may be reissued only in connection with the conversion of Series F Preferred Stock or Series G Preferred Stock into shares of Preferred Stock as aforesaid.

(x) The corporation shall at all times reserve and keep available, (a) out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Preferred Stock from time to time outstanding, (b) out of its authorized but unissued shares of Series F Preferred Stock solely for the purpose of effecting the conversion of the shares of Series G Preferred Stock, the full number of shares of Series F Preferred Stock deliverable upon conversion of ail of the shares of Series G Preferred Stock from time to time outstanding, and (c) out of its authorized but unissued shares of Series G Preferred Stock solely for the purpose of effecting the conversion of the shares of Series F Preferred Stock, the full number of shares of Series G Preferred Stock deliverable upon conversion of all of the shares of Series F Preferred Stock from time to time outstanding.

(xi) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any of the shares of Preferred Stock. If any such conversion results in a fraction, the corporation shall pay to such holders in cash the fair market value of such fractional share, as determined in good faith by the board of directors, provided that the corporation shall not be obligated to pay the value of fractional shares to any stockholder on more than four occasions per calendar year.

(xii) The corporation shall pay all taxes and other charges arising in respect of the issuance of Common Stock upon any conversion under subparagraphs (i) and (ii) of this paragraph D or in respect of the issuance of Series F Preferred Stock or Series G Preferred Stock upon any conversion under subparagraph (vii) of this paragraph D.

(xiii) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the corporation’s assets to another person or entity or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change” Prior to the consummation of any Organic Change, the corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then

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outstanding, acting on an as converted basis) ensure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding, acting on an “as converted” basis), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

E.	Redemption

The shares of Series I Preferred Stock and Series J Preferred Stock may be subject to redemption as follows:

(i) Mandatory Redemption. In the event the holders of Series I Preferred Stock, voting separately, have a right to approve a merger, consolidation or sale of assets of the corporation pursuant to the last sentence of paragraph A(ii) and do not provide at least 5 days prior to the Redemption Date (as defined below) affirmative authorization for such action in accordance with such sentence, the corporation may redeem, on the date set forth in the corporation’s notice given pursuant to paragraph E(iii) below (the “Redemption Date”), from each holder of shares of Series I Preferred Stock, all of the shares of Series I Preferred Stock held by such holder on the Redemption Date. In the event the Redemption Date is a date after December 31, 1992, then the corporation shall also redeem on the Redemption Date from each holder of shares of Series J Preferred Stock, all of the shares of Series J Preferred Stock held by such holder on the Redemption Date.

(ii) Redemption Price and Payment. The Series I Preferred Stock and, if applicable, the Series J Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $15.00 plus an amount accruing at a rate of 30% per annum on $15.00 from April 1, 1992 through the Redemption Date (appropriately adjusted for stock splits, stock dividends and the like affecting the number of shares of outstanding Series I Preferred Stock or Series J Preferred Stock), such amount being referred to as the “Redemption Price”. Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

(iii) Redemption Mechanics. Written notice (the “Redemption Notice”) shall be given by the corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series I Preferred Stock and, if applicable, the Series J Preferred Stock at least 20 but not more than 30 days prior to the Redemption Date, notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and

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the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series I Preferred Stock and, if applicable, the Series J Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

(iv) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series I Preferred Stock or Series J Preferred Stock redeemed pursuant to this paragraph E or otherwise acquired by the corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series I Preferred Stock or Series J Preferred Stock.

D. STATEMENT OF VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS AND PRIVILEGES IN RESPECT OF SHARES OF COMMON STOCK.

After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraphs B and C above) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of said paragraphs B and C), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

After distribution in full of the preferential amount (fixed in accordance with the provisions of said paragraphs B and C) to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Except as may otherwise be required by law or the provision of these Articles, or by the Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

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CONTINUATION SHEET 6

6. Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

A.	Board of Directors.

1. Number, Election and Qualification. A Board of Directors shall be elected by the stockholders at the annual meeting. The number of directors shall be fixed by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to Section 3 of this Article), but shall be not less than three, except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director, and shall be not more than thirteen. Notwithstanding the foregoing provisions, at any time that the corporation has a class of equity securities registered under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), then:

(i) The number of directors shall be fixed only by vote of the Board of Directors.

(ii) The directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class (“Class I Directors”) to continue until the first annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; the term of office of those of the second class (“Class II Directors”) to continue until the second annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class (“Class III Directors”) to continue until the third annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

2. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the directors. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal.

3. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

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4. Tenure. Except as otherwise provided by law, these Restated Articles of Organization or the By-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. A director may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors; or (b) for cause by vote of a majority of the Directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

B.	Liability of Directors.

The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C.	Indemnification.

1. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have

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acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys’ fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving his for which indemnify will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which case the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit proceeding or investigation or any appeal therefrom shall be paid by the

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corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

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13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

D.	Location of Stockholders’ Meetings.

Meetings of the stockholders of the corporation may be held anywhere in the United States.

E.	Amendments By-Laws.

The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

F.	Issuance of Shares.

The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

G.	Corporation As Partner.

The corporation may become a partner in any business.

H.	Certain Actions by Majority Vote.

The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to the Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation’s property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors or by a vote of two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding).

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The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date, LATER EFFECTIVE DATE: N/A

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this      day of             , in the year 19    .

President
Josef H. von Rickenbach

Clerk
William T. Sobo, Jr.

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $23,515.92 having been paid, said articles are deemed to have been filed with me this 21st day of NOVEMBER 1995

WILLIAM FRANCIS GALVIN

Secretary of State

TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT
TO:	Heather M. Stone
Testa, Hurwitz & Thibeault
High Street Tower, 125 High Street
Boston, MA 02110
Telephone:
(617) 248-7000

FEDERAL IDENTIFICATION
NO. 04-2776269

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
We, Josef H. von Rickenbach , *President

and William T. Sobo, Jr. , *Clerk

of PAREXEL International Corporation.. ,
(Exact name of corporation)

located at 195 West Street, Waltham, Massachusetts 02154. ,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 14, 1996, by vote of:

6,957,230 shares of Common Stock of 8,449,102 shares outstanding,
(type, class & series, if any)

shares of of shares outstanding, and
(type, class & series, if any)

shares of of shares outstanding,
(type, class & series, if any)
**(being at least a majority of each type, class or series outstanding and entitled to vote thereon
* Delete the inapplicable words. **Delete the inapplicable clause.
[1] For amendments adopted pursuant to Chapter 156B, Section 70 [2] For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	None	Common:	25,000,000	$.01
Preferred:	None	Preferred:	5,000,000	$.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	None	Common:	50,000,000	$.01
Preferred:	None	Preferred:	5,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                     .

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of November, 1996.

, *President

, *Clerk

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72)
I hereby approve the within Articles of Amendment and, the filing fee in the amount of $25,000 having been paid, said articles are deemed to have been filed with me this 15TH day of NOVEMBER 1996.
Effective date:
WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to:

Mary T. Hornby
Testa, Hurwitz & Thibeault, LLP
125 High Street, Boston, MA 02110

The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	PAREXEL International Corporation

(2) Registered office address:	200 West Street, Waltham, MA 02451

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	III

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	December 14, 2006

(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.01
		Preferred	5,000,000	$.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	75,000,000	$.01
		Preferred	5,000,000	$.01

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:		,

(signature of authorized individual)

☒	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this	28th	day of	December	,	2006	.

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $25,000 having been paid, said articles are deemed to have been filed with me this 10th day of January 2007, at 1:56 a.m./p.m.

                                                                             time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
TO BE FILLED IN BY CORPORATION
Contact Information:
W. Brett Davis, Esq.

c/o PAREXEL International Corporation
200 West Street

Waltham, MA 02451

Telephone:	(781) 434-4056
Email:	brett.davis@parexel.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	PAREXEL INTERNATIONAL CORPORATION

(2) Registered office address:	195 WEST STREET, WALTHAM, MA 02451

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	III

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	December 6, 2012

(month, day, year)

(5) Approved by:
(check appropriate box)
☐	the incorporators.
☐	the board of directors without shareholder approval and shareholder approval was not required.
☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	75,000,000	$.01
		Preferred	5,000,000	$.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	150,000,000	$.01
		Preferred	5,000,000	$.01

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	W. Brett Davis	,

(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this	13th	day of	December	,	2012	.

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $75,000 having been paid, said articles are deemed to have been filed with me this 14 day of Dec, 2012, at 12:44 a.m/p.m.

time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

W. Brett Davis, Esq.

c/o PAREXEL International Corporation

195 West Street, Waltham, MA 02451

Telephone:	781-434-4056
Email:	brett.davis@parexel.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.